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                                                                    EXHIBIT 4.04

                AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 to Registration Rights Agreement (this "AMENDMENT") is made and entered into as of February 24, 1997, by and between HNC Software Inc., a Delaware corporation ("HNC"), St. George's Trust Company Limited, as Trustee of The Mulberry Trust ("MULBERRY"), St. George's Trust Company Limited, as Trustee of The Kulmor Trust ("KULMOR"), Miurkirk Investments Ltd., a company incorporated under the laws of the Commonwealth of the Bahamas ("MIURKIRK") and Oyster Pursuits Ltd., a company incorporated under the laws of the Commonwealth of the Bahamas ("OYSTER")

                                R E C I T A L S

         A. HNC, Mulberry and Kulmor previously entered into a certain Registration Rights Agreement dated as of October 25, 1996 (the "REGISTRATION RIGHTS AGREEMENT") in connection with the issuance of shares of HNC's Common Stock to Mulberry and Kulmor pursuant to an Exchange Agreement dated as of October 25, 1996 (the "EXCHANGE AGREEMENT").

         B. Mulberry has privately transferred to Miurkirk One Million One Hundred Sixty-Two Thousand One Hundred Seventeen (1,162,117) shares of HNC's Common Stock (the "MULBERRY SHARES") that Mulberry acquired pursuant to the Exchange Agreement.

         C. Kulmor has privately transferred to Oyster Two Hundred Five Thousand Seventy-Nine (205,079) shares of HNC's Common Stock (the "KULMOR SHARES") that Kulmor acquired pursuant to the Exchange Agreement.

         D. Mulberry desires to assign its rights under the Registration Rights Agreement with respect to the Mulberry Shares to Miurkirk, which is wholly-owned by Mulberry, and Kulmor desires to assign its rights under the Registration Rights Agreement with respect to the Kulmor Shares to Oyster, which is wholly-owned by Kulmor, and HNC desires to permit such assignment.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. ACKNOWLEDGMENT; CERTAIN TERMS. Each party to this Amendment acknowledges that it has reviewed and understood the terms and conditions of the Registration Rights Agreement. Unless otherwise expressly defined in this Amendment, all capitalized terms used in this Amendment will have the same meanings given to such terms in the Registration Rights Agreement.

         2.      ASSIGNMENT AND ASSUMPTION AND CONSENT.

                 (a) Mulberry and Miurkirk. Mulberry hereby assigns and transfers to Miurkirk all of Mulberry's rights, duties, obligations and responsibilities under the Registration Rights Agreement, and, in consideration of such assignment and transfer and the consents and agreements of HNC herein, Miurkirk hereby agrees with HNC to assume all Mulberry's duties, obligations and responsibilities under the Registration Rights Agreement (including without limitation all such duties, obligations and responsibilities that arose prior to the date of this Amendment) and to be bound by all of the terms and conditions of the Registration Rights Agreement as a party thereto (including but not limited to the indemnification provisions of Section 1.9 of the Registration Rights Agreement).
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                 (b)      Kulmor and Oyster.  Kulmor hereby assigns and
transfers to Oyster all of Kulmor's rights, duties, obligations and responsibilities under the Registration Rights Agreement, and, in consideration of such assignment and transfer and the consents and agreements of HNC herein, Oyster hereby agrees with HNC to assume all Kulmor's duties, obligations and responsibilities under the Registration Rights Agreement (including without limitation all such duties, obligations and responsibilities that arose prior to the date of this Amendment) and to be bound by all of the terms and conditions of the Registration Rights Agreement as a party thereto (including but not limited to the indemnification provisions of Section 1.9 of the Registration Rights Agreement).

                 (c) Consent. In consideration of the agreements of Miurkirk and Oyster herein, HNC hereby consents to: (i) the assignment and transfer to Miurkirk of Mulberry's rights, duties, obligations and responsibilities under the Registration Rights Agreement with respect to the Mulberry Shares; and (ii) the assignment and transfer to Oyster of Kulmor's rights, duties, obligations and responsibilities under the Registration Rights Agreement with respect to the Kulmor Shares.

         3. AMENDMENTS. The Registration Rights Agreement is hereby amended as follows (and by signing this Amendment, Miurkirk and Oyster each agree to be bound by all of the following provisions of this Section 3):

                 (a) Shareholders. Miurkirk and Oyster shall each become parties to the Registration Rights Agreement as "Shareholders" thereunder (and Mulberry and Kulmor shall cease to be parties to the Registration Rights Agreement). Miurkirk and Oyster agree that they shall each be bound by all of the rights, duties, and obligations applicable to Shareholders under the Registration Rights Agreement and by all of the terms and conditions of the Registration Rights Agreement. The term "Shareholders" as used in the Registration Rights Agreement, shall mean Miurkirk and Oyster, collectively and the term "Shareholder" as used in the Registration Rights Agreement, shall mean either Miurkirk or Oyster, individually.

                 (b) Registrable Securities. The parties acknowledge and agree that the shares of HNC Common Stock referred to in Section 1.1(d)(i) of the Registration Rights Agreement are the Mulberry Shares and the Kulmor Shares, as defined in the recitals to this Amendment.

                 (c) Exhibit A. Exhibit A to the Registration Rights Agreement will be amended and restated in its entirety as set forth in Exhibit A to this Amendment.

         4.      MISCELLANEOUS.

                 (a) Material Inducements. Miurkirk and Oyster understand that their agreements under this Amendment are material inducements to HNC to enter into this Amendment.

                 (b) Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to be an original and all of which taken together will constitute one and the same instrument.

                 (c) Effect of Amendment. Except as amended hereby, the Registration Rights Agreement remains in full force and effect. In the event of any conflict between this Amendment and the Registration Rights Agreement, this Amendment will control and govern.





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         IN WITNESS WHEREOF, the undersigned parties have executed this
Amendment effective as of the date and year first above written.



HNC SOFTWARE INC.                         MIURKIRK INVESTMENTS LTD.

By: _____________________________         By: ____________________________

Name: ___________________________         Name: __________________________

Title: __________________________         Title: _________________________

THE MULBERRY TRUST                        OYSTER PURSUITS LTD.

By: St. George's Trust Company
Limited, as Trustee

By: ______________________________        By: ____________________________

Name: ____________________________        Name: __________________________

Title: ___________________________        Title: _________________________

THE KULMOR TRUST

By: St. George's Trust Company Limited,
    as Trustee

By: ______________________________

Name: ____________________________

Title: ___________________________





ATTACHMENTS:



Exhibit A        List of Shareholders





         [SIGNATURE PAGE TO AMENDMENT TO REGISTRATION RIGHTS AGREEMENT]





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                                   EXHIBIT A

                              LIST OF SHAREHOLDERS


                                                Number of Shares of HNC

   Name and Address                             Common Stock Held


   Miurkirk Investments Ltd.                       1,162,117

    4th Floor, 33 Reid Street

    Hamilton, Bermuda


    Oyster Pursuits Ltd.                            205,079

     4th Floor, 33 Reid Street

     Hamilton, Bermuda














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